SUBADVISORY AGREEMENT

This Agreement is effective as of the 1st day of March, 2006 by and between RiverSource Investments, LLC ("Investment Manager"), a Delaware corporation and Kenwood Capital Management LLC ("Kenwood"), a Delaware limited liability company. The Investment Manager and Kenwood are collectively referred to as the "parties."

WHEREAS, each of the Funds and Portfolios listed in Exhibit A (individually a "Fund" and collectively the "Funds" ), is registered as an investment company under the Investment Company Act of 1940 (the "1940 Act"); and

WHEREAS, each Fund has entered into an Investment Management Services Agreement with Investment Manager, an investment adviser registered under the Investment Advisers Act of 1940 (the "Advisers Act"), which was reapproved by Fund shareholders on February 15, 2006, under which Investment Manager provides investment advisory services to the Fund; and

WHEREAS, Kenwood is a registered investment adviser under the Advisers Act and has a staff of experienced investment personnel and facilities for the kind of investment portfolio contemplated for the Funds; and

WHEREAS, the Investment Manager and Kenwood previously entered into separate subadvisory agreements for each of the Funds (the "Existing Subadvisory Agreements"); and

WHEREAS, on February 15, 2006, shareholders of the Funds (1) reapproved the Existing Subadvisory Agreements between the Investment Manager and Kenwood with respect to each of the Funds, and (2) approved a new fee, including a performance incentive adjustment for each of the Funds, as set forth on Exhibit A; and

WHEREAS, the Investment Manager and Kenwood desire to replace and supersede the Existing Subadvisory Agreements with this Agreement.

NOW, THEREFORE, it is mutually agreed with respect to each Fund:

PART ONE: INVESTMENT MANAGEMENT SERVICES

(1) Investment Manager retains Kenwood, and Kenwood agrees, with respect to the Fund's assets allocated to Kenwood by Investment Manager, to furnish the Fund continuously with suggested investment planning; to determine, consistent with the Fund's investment objectives and policies, which securities in Kenwood's discretion shall be purchased, held or sold and to execute or cause the execution of purchase or sell orders; to prepare and make available to the Fund all necessary research and statistical data; subject always to the direction and control of the Board of Directors (the "Board"), the officers of the Fund and Investment Manager. Investment Manager will be responsible for investing and reinvesting all of the Fund"s cash and cash items held by the Fund's U.S. custodian. Kenwood agrees to maintain an adequate organization of competent persons to provide the services and to perform the functions described in this Agreement.

(2) All transactions will be executed in accordance with the procedures and standards set forth in, or established in accordance with, the Investment Management Services Agreement between Investment Manager and the Fund. Investment Manager will provide Kenwood with information concerning those procedures and standards and Kenwood will maintain records to assure that transactions have been executed in accordance those procedures and standards.

(3) Kenwood agrees that the investment planning and investment decisions will be in accordance with investment policies and strategies of the Fund as disclosed to Kenwood from time to time by the Fund and as set forth in its prospectus and statement of additional information filed with the Securities and Exchange Commission (the "SEC").

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(4)  Investment Manager agrees that it will furnish to Kenwood any information that the latter may reasonably request with respect to the services performed or to be performed by Kenwood under this Agreement.

(5) Kenwood agrees to provide the Board and Investment Manager with information and reports regarding its activities as deemed appropriate by Investment Manager or as requested by the Board and to meet with any persons at the request of the Board or Investment Manager for the purpose of reviewing Kenwood's performance under this Agreement.
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(6)  It is understood and agreed that in furnishing the Fund with advisory services, neither Kenwood, nor any of its officers, directors or agents will be held liable to Investment Manager, the Fund or its creditors or shareholders for errors of judgment or for anything except willful misfeasance, bad faith, or gross negligence in the performance of its duties, or reckless disregard of its obligations and duties under the terms of this Agreement. It is further understood and agreed that Kenwood may rely upon information furnished to it reasonably believed to be accurate and reliable and that, except as provided above, Kenwood will not be accountable for any loss suffered by Investment Manager or the Fund by reason of the latter's action or nonaction on the basis of any advice or recommendation of Kenwood, its officers, directors or agents.

PART TWO: COMPENSATION TO KENWOOD.

As compensation for its services, Investment Manager will pay Kenwood a fee as described in Exhibit A. Investment Manager will pay this fee to Kenwood on a monthly basis in cash within 5 business days after the last day of each month. In the event of the termination of this Agreement, the fee accrued will be prorated on the basis of the number of days that this Agreement is in effect during the month.

PART THREE: MISCELLANEOUS

(1) Kenwood will be deemed to be an independent contractor and, unless expressly authorized, will have no authority to act for or represent the Fund.

(2) Investment Manager agrees that Kenwood may render investment advice and other services to other persons that may or may not have investment policies and investments similar to those of the Fund, and that Kenwood may manage its own investments, provided that these activities do not impair Kenwood's ability to render services under this Agreement.

(3) Neither this Agreement nor any transaction under this Agreement will be invalidated or in any way affected by the fact that directors, officers, agents and/or shareholders of the Fund are or may be interested in Kenwood or any successor or assignee, as directors, officers, stockholders or otherwise; that directors, officers, stockholders or agents of Kenwood are or may be interested in the Fund as directors, officers, shareholders, or otherwise; or that Kenwood or any successor or assignee, is or may be interested in the Fund as shareholder or otherwise, provided, however, that neither Kenwood, nor any officer, director or employee thereof or of the Fund, shall sell to or buy from the Fund any property or security other than shares issued by the Fund, except in accordance with applicable regulations or orders of the SEC.

(4) Any notice under this Agreement must be given in writing delivered to the party"s principal place of business in Minneapolis, Minnesota, or to another address as either party may designate in writing to the other.

(5) Kenwood agrees that no officer, director or employee of Kenwood will deal for or on behalf of the Fund with himself or herself as principal or agent, or with any corporation or partnership in which he or she may have a financial interest, except that this shall not prohibit:

       (a) Officers, directors or employees of Kenwood from having a financial interest in the Fund or in Kenwood.

       (b) The purchase of securities for the Fund, or the sale of securities owned by the Fund, through a security broker or dealer, one or more of whose partners, officers, directors or employees is an officer, director or employee of Kenwood, provided such transactions are handled in the capacity of broker only and provided commissions charged do not exceed customary brokerage charges for such services.
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       (c)    Transactions with the Fund by a broker-dealer affiliate of Kenwood as may be allowed by rule or order of the SEC, and if made pursuant to procedures adopted by the Fund's Board.

(6) Kenwood agrees that, except as herein otherwise expressly provided or as may be permitted consistent with the use of a broker-dealer affiliate of Kenwood under applicable provisions of the federal securities laws, neither it nor any of its officers, directors or employees shall at any time during the period of this Agreement, make, accept or receive, directly or indirectly, any fees, profits or emoluments of any character in connection with the purchase or sale of securities (except shares issued by the Fund) or other assets by or for the Fund.

(7) Kenwood agrees to protect the confidentiality of any non-public information provided to it by Investment Manager or the Fund.

PART FOUR: RENEWAL AND TERMINATION

(1) This Agreement, unless terminated under paragraph 2, 3, or4 below, will continue in effect from year to year, provided its continued applicability is specifically approved at least annually (i) by the Board of the Fund or by a vote of the holders of a majority of the outstanding votes of the Fund and (ii) by vote of a majority of the Board members who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval. As used in this paragraph, the term "interested person" has the same meaning as set forth in the 1940 Act, as amended.

(2) This Agreement may be terminated at any time, without penalty, by the Board of the Fund or by vote of the holders of a majority of the Fund's outstanding shares, on 60 days' written notice to Investment Manager or to Kenwood.

(3) Investment Manager or Kenwood may terminate this Agreement by giving sixty days written notice to the other party.

(4) This Agreement will terminate in the event of its assignment, the term ""assignment"" for this purpose having the same meaning set forth in the 1940 Act, as amended.

In Witness Thereof, the parties hereto have executed this Agreement as of the day and year first above written.

RIVERSOURCE INVESTMENTS, LLC




By:  /s/   Paula R. Meyer
     --------------------
           Paula R. Meyer
           Senior Vice President


Kenwood Capital Management LLC




By:  /s/   Jacob E. Hurtwitz
     -----------------------
           Jacob E. Hurtwitz
           Principal



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                                    EXHIBIT A

The compensation set forth below applies to average daily net assets that are subject to Kenwood's investment discretion ("Allocated Portion") in the following funds:

                      RiverSource Small Cap Advantage Fund
                     RiverSource VP Small Cap Advantage Fund
              (Individually a "Fund" and Collectively, the "Funds")

Compensation to Kenwood pursuant to Part Two of the Subadvisory Agreement shall be calculated monthly and shall be comprised of the Base Fee described in
Section 1 below, increased or decreased by any Performance Adjustment described in Section 2 below in accordance with the transition rules described in Section 3 below.

1. BASE FEE: The base fee ("Base Fee") shall be calculated on a monthly basis by applying the annual rate described below as determined by aggregating the average daily net assets of the Allocated Portions of the Funds.


        --------------------------------------------------------

                                          ANNUAL RATE AT EACH
              NET ASSETS (MILLIONS)         ASSET LEVEL, AS A
                                          PERCENTAGE OF AVERAGE
                                            DAILY NET ASSETS
        --------------------------------------------------------
                  First $100                    0.60%
                  Next $100                     0.55%
                  Next $100                     0.525%
                  Next $100                     0.50%
                  Next $100                     0.475%
                  Over $500                     0.45%
        --------------------------------------------------------


2. PERFORMANCE INCENTIVE ADJUSTMENT: After calculating the Base Fee, a performance incentive adjustment ("Performance Adjustment") shall be calculated separately for each Fund on a monthly basis, subject to the Transition Rules set forth in Paragraph 3.

The Performance Adjustment shall be based on the Fund's performance compared to the performance of the index identified below (each, an "Index") multiplied by an adjustment rate, discussed below. The Index applicable to each Fund may change in accordance with the "Change in Index" rules set forth below.

--------------------------------------------------------------------------------
                     FUND                          INDEX
--------------------------------------------------------------------------------
RiverSource Small Cap Advantage Fund        Russell 2000 Index
--------------------------------------------------------------------------------
RiverSource VP Small Cap Advantage Fund     Russell 2000 Index
--------------------------------------------------------------------------------

The Performance Adjustment is determined by first measuring the percentage difference over a rolling 12-month period between the performance of the Allocated Portion of each Fund (net of expenses equal to the expense ratio reflected in the performance of Class A shares of the entire Small Cap Advantage Fund, before any Fund-level performance incentive adjustment, or net of VP fund expenses equal to the expense ratio for the VP Small Cap Advantage Fund, before any Fund-level performance incentive adjustment) and the performance of the Index applicable to that Fund ("Performance Difference"). The Performance Difference will then be used in the calculation with the adjustment rate in accordance with the table set forth below ("Adjustment Rate"). The Adjustment Rate, computed to five decimal places, is determined in accordance with table below, and is applied against average daily net assets for the applicable rolling 12-month period to provide the Performance Adjustment.

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--------------------------------------------------------------------------------
PERFORMANCE DIFFERENCE   ADJUSTMENT RATE (CALCULATION)
--------------------------------------------------------------------------------
0.00%-4.00%              3 basis points times the performance difference,
                         times 100
--------------------------------------------------------------------------------
4.00% or more            12 basis points
--------------------------------------------------------------------------------

For example, if the Performance Difference is 2.38% for the applicable period, the adjustment rate calculation equals 0.000714 (0.0003 [3 basis points] x 2.38% x 100)). Rounded to five decimal places, the Adjustment Rate is 0.00071, which is then applied against average daily net assets of the Allocated Portion for the applicable period to determine an annualized Performance Adjustment. The actual Performance Adjustment will then be pro-rated to the number of days in the month for which the fee is calculated.

Where the performance of the Allocated Portion of a Fund (less expenses) exceeds that of the Index, the fee paid to Kenwood will increase by an amount equal to the Performance Adjustment. Where the performance of the Index exceeds the performance of the Allocated Portion of a Fund (less expenses), the fee paid to Kenwood will decrease by the Performance Adjustment.

The 12-month comparison period rolls over with each succeeding month, so that it always equals 12 months, ending with the month for which the performance is being computed.

Change in Index

If the Index ceases to be published for a period of more than 90 days, changes in any material respect, otherwise becomes impracticable or, at the discretion of the Boards of Directors ("Board") in consultation with RiverSource Investments, LLC, is no longer appropriate to use for purposes of a Performance Adjustment, the Board may take action it deems appropriate and in the best interests of shareholders, including: (1) discontinuance of the Performance Adjustment until such time as it approves a substitute index, or (2) adoption of a methodology to transition to a substitute index it has approved.

3. TRANSITION RULES: The Performance Adjustment will not be fully operational until February 28, 2007. Until that date, the following transition rules will apply:

       (I) MARCH 1, 2006 THROUGH AUGUST 31, 2006. Kenwood will earn the Base Fee with no Performance Adjustment during this transition period.

       (II) SEPTEMBER 1, 2006 THROUGH FEBRUARY 28, 2007. Beginning September 1, 2006, the Performance Adjustment will take effect with respect to the number of months elapsed between March 2006, and the end of the month for which Kenwood's fee is being computed. During the period, the Performance Adjustment will be calculated using the performance of the Allocated Portion of the Fund (less fund expenses as described in section 2) measured against the performance of the Index from March 2006 through the end of the applicable month in the manner set forth in Section 2 of this Exhibit A, and will be applied against average daily net assets of the Allocated Portion for the applicable rolling transition period to determine an annualized Performance Adjustment. The actual Performance Adjustment will then be pro-rated to the number of days in the month for which the fee is calculated.

       (III) ON AND AFTER FEBRUARY 28, 2007. The Performance Adjustment will be fully operational at this time and be calculated in the manner set forth in Section 2 of this Exhibit A.